CONFIDENTIAL
25
$3.0 Million Investment in Advertising
$3.0 Million Investment in Advertising
(assume advertising investment turns 10X annually) (assume advertising investment turns 10X annually)
Copyright 2010 eDiets.com, Inc. All Rights Reserved
Meal Delivery Business Model
$ Millions
Ad Spend Scenarios (TV + Online) $30.0 $30.0 $30.0 $30.0
Revenue/Ad Spend Ratio (revenue /
advertising) 2.00 2.50 3.00 4.00
Implied Revenue 60.0 75.0 90.0 120.0
Variable Cost of Food and Fulfillment 52.0% (31.2) (39.0) (46.8) (62.4)
Variable Cost of Acquisition
Advertising 25% - 50% (30.0) (30.0) (30.0) (30.0)
Call Center, Promotions 6.0% (3.6) (4.5) (5.4) (7.2)
Fixed Cost of Staff and Other Expense (1.0) (1.0) (1.0) (1.0)
EBITDA ($5.8) $0.5 $6.8 $19.4
EBITDA Margin -9.7% 0.7% 7.6% 16.2%
Ad Spend Working Capital Investment
Required, assuming 10 turns per year
$3.0 $3.0 $3.0 $3.0
Exhibit 99.1